EXHIBIT 21

               JOHNSON WORLDWIDE ASSOCIATES, INC. AND SUBSIDIARIES



   The following lists the principal direct and indirect subsidiaries of Johnson Worldwide Associates, Inc. as of September 27, 1996. Inactive subsidiaries are not presented.

                                                   Jurisdiction in
   Name of Subsidiary (1)(2)                       which Incorporated
   Johnson Worldwide Associates Australia Pty.     Australia
    Ltd.
   Johnson Worldwide Associates Canada Inc.        Canada
   Mitchell Sports, S.A.                           France
        Distribution Moderne De Marques (3)        France
   Old Town Canoe Company                          Delaware
   Plastimo Manufacturing (UK) Ltd. (4)            United Kingdom
   Plastimo, S.A.                                  France
        Plastimo Espana S.A.                       Spain
        Plastimo Holland BV                        Holland
        Plastimo Nordic AB                         Sweden
             Scubapro Sweden AB                    Sweden
   Under Sea Industries, Inc.                      Delaware
        Johnson Beteiligungsgesellschaft GmbH      Germany
             Jack Wolfskin Ausrustung fur          Germany
   Draussen GmbH
             Johnson Outdoors V GmbH               Germany
             Scubapro Taucherauser GmbH            Germany
        Scubapro Asia, Ltd.                        Japan
        Scubapro Espana, S.A.(3)                   Spain
        Scubapro Eu AG                             Switzerland
        Scubapro Europe Benelux, S.A.(4)           Belgium
        Scubapro Europe S.R.L.                     Italy
        Scubapro Italy S.R.L.                      Italy
        Scubapro Norge AS                          Norway
        Scubapro Taucherausrustungen Gesellschaft  Austria
         GmbH
        Scubapro (UK) Ltd.(4)                      United Kingdom

   __________________
   (1) Unless otherwise indicated in brackets, each company does business only under its legal name.
   (2) Unless otherwise indicated by footnote, each company is a wholly-owned subsidiary of Johnson Worldwide Associates, Inc. (through direct or indirect ownership).
   (3)  Percentage of stock owned is 98%.
   (4)  Percentage of stock owned is 99%.